EXHIBIT 23.1





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independing public accountants, we hereby consent to the inclusion in this registration statement on Form S-8 of our report dated March 28, 2002, except with respect to the matters discussed in Note 14 as to which date is May 24, 2002, and to all references to our Firms included in or made part of this registration statement.



                                Paris, France
                                 May 30, 2002






/s/ RSM Salustro Reydel                    /s/ Barbier Frinault & Cie

RSM Salustro Reydel                        Barbier Frinault & Cie
                                           A member firm of Andersen Worldwide